Exhibit 3.1

THIRD AMENDED AND RESTATED BY-LAWS OF

HF SINCLAIR CORPORATION

EFFECTIVE AS OF SEPTEMBER 18, 2023

ARTICLE I

OFFICES

The principal office of HF Sinclair Corporation (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

The Corporation may, in addition to its principal office in the State of Delaware, establish and maintain an office or offices at such other places as the Board of Directors of the Corporation (the “Board”) may from time to time deem necessary or desirable.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 1.    Place of Meetings. The annual meeting of the stockholders for the election of directors and any special meetings of stockholders shall be held at such time and place, including by means of remote communication, as shall be stated in the notice of such meeting.

Section 2.    Annual Meetings.

(a)    The annual meeting of the stockholders for the election of directors and for the transaction of any other business properly presented for action at such meeting shall be held on such day as may be fixed by resolution of the Board; provided, however, that if the Board deems it impracticable to hold the meeting on the date originally determined, such annual meeting of the stockholders shall be held as soon as practicable after such date on a date to be specified in a resolution of the Board.

(b)    An annual meeting of the stockholders may be postponed by resolution of the Board upon prior notice or public disclosure given on or prior to the date previously scheduled for such annual meeting of the stockholders. An annual meeting of the stockholders may be postponed by the Corporation to such time and place, if any, as is specified in the notice of postponement of such meeting. In addition, an annual meeting of the stockholders may be adjourned, postponed, or rescheduled by the chairperson of the meeting for any reason (including, if the chairperson of the meeting determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies), or without reason, whether or not a quorum is present from time to time and place to place until the chairperson of the meeting shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

(c)    At an annual meeting of the stockholders, only such business shall be conducted, and only such proposals and nominations shall be acted upon, as specified in the notice of the meeting (or any supplement thereto) and as shall have been brought before the annual meeting of the stockholders (i) by, or at the direction of, the Board or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time such stockholder gives notice provided for in this Section 2 and at the time of the annual meeting of the stockholders, (B) is entitled to vote at such meeting and (C) complies with the notice procedures set forth in this Section 2 or, with respect to the election of directors, Article III, Section 12 of these By-Laws (and, as applicable with respect to a Proxy Access Notice, Section 2(d) of these By-Laws). For a proposal to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, if no annual meeting of the stockholders was held in the previous year, or if the date of the applicable annual meeting of the stockholders has been changed by more than thirty (30) days before or after the anniversary date of the preceding year’s annual meeting, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting of the stockholders date or, if the public disclosure of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting of the stockholders, a stockholder’s notice for a stockholder proposal (other than a director nomination) must be must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary of the Corporation no later than the seventh (7th) day following the day on which the public disclosure of the date of such meeting was made. In no event shall any adjournment or postponement of an annual meeting of the stockholders, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these By-Laws, “public disclosure” means the disclosure in a press release reported by the Business Wire, Dow Jones News Service, Associated Press or other broadly disseminated national news service or in a document that the Corporation publicly files with or furnishes to the Securities and Exchange Commission pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 (such act, as amended, or any successor provision thereto, and the rules and regulations promulgated thereunder, the “Exchange Act”). In addition, in order to be considered timely, any information required by this Section 2(c) to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation at the principal executive offices of the Corporation): (1) no later than ten (10) days following the record date for the applicable meeting or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the meeting or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any stockholder or other person to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business and or resolutions proposed or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws. A stockholder’s notice to the Secretary of the Corporation shall set forth as to each stockholder giving the notice and any Stockholder Associated Person (as defined below) (each, a “Proposing Person” and collectively, the “Proposing Persons”) and as to each matter such Proposing Person proposes to bring before the annual meeting of the stockholders:

(i)

a reasonably detailed description of the proposal desired to be brought before the annual meeting of the stockholders, including the complete text of any resolutions intended to be submitted at the annual meeting of the stockholders, which is not to exceed 500 words, and in the event that such business includes a proposal to amend these By-Laws, the Certificate of Incorporation or any policy of the Corporation, the language of the proposed amendment, and a reasonably detailed description of the reasons for conducting such business at the annual meeting of the stockholders;

(ii)	the name and address of each Proposing Person, if not a beneficial owner, as they appear on the Corporation’s books, and the business address and telephone number of each Proposing Person;

(iii)

the class and number of shares of the Corporation’s stock which are, directly or indirectly, held of record or beneficially owned by each Proposing Person on the date of the stockholder’s notice, the dates on which such Proposing Person acquired such securities and documentary evidence of such record or beneficial ownership;

(iv)

a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of each Proposing Person in such proposal, including any anticipated benefit therefrom to be received by each Proposing Person;

(v)	any other information relating to the proposed business that is required to be disclosed under applicable law;

(vi)

a list of all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of the Corporation or any security of the Corporation, in each case, directly or indirectly held of record or beneficially owned by each Proposing Person and each other direct or indirect opportunity of each Proposing Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (A) such interest conveys any voting rights in such security to such Proposing Person, (B) such interest is required to be, or is capable of being, settled through delivery of such security or (C) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (vi) being a “Derivative Interest”);

(vii)

the name of each person with whom each Proposing Person has any agreement, arrangement or understanding (whether written or oral) (A) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (B) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (C) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such Proposing Person with respect to any shares of the capital stock of the Corporation or any business proposed by the stockholder or (D) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding (any agreement, arrangement or understanding described in this clause (vii) being a “Voting Agreement”);

(viii)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving each Proposing Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(ix)

any equity interests, Derivative Interests, Short Interests and in any principal competitor of the Corporation held by each Proposing Person and any direct or indirect interest of each Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(x)

details of all other material interests of each Proposing Person in such proposal or any security of the Corporation (including, without limitation, any rights to dividends or performance related fees based on any increase or decrease in the value of such security or Derivative Interests) (collectively, “Other Interests”);

(xi)

a description of all economic terms of all such Derivative Interests, Voting Agreements, Short Interests or Other Interests and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Agreement, Short Interest or Other Interest;

(xii)

a list of all transactions by each Proposing Person involving any securities of the Corporation or any Derivative Interests, Voting Agreements or Other Interests within the six (6) month period prior to the date of the notice;

(xiii)

all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Proposing Person;

(xiv)

any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Regulation 14A of the Exchange Act; and

(xv)

a representation that the Proposing Person is a holder of record of capital stock of the Corporation entitled to vote at such annual meeting of the stockholders, will continue to be a holder of record of stock of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the annual meeting of the stockholders to propose such business.

Notwithstanding the foregoing provisions of this Section 2, each Proposing Person must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.

In addition, a stockholder seeking to submit such proposal at the meeting shall promptly provide any other information reasonably requested by the Corporation.

“Stockholder Associated Person” of any stockholder means:

(i)	any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder;

(ii)	any affiliates or associates of such stockholder or any beneficial owner described in clause (i); and

(iii)

each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at any meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

(d)

(i)

Subject to the terms and conditions set forth in these By-Laws, the Corporation shall include in its proxy statement for an annual meeting of the stockholders held after the 2021 annual meeting of the stockholders the name, together with the Required Information (as defined below), of qualifying person(s) nominated for election (the “Stockholder Nominee”) to the Board by an eligible stockholder or eligible group of stockholders that satisfy the requirements of this Section 2(d), including qualifying as an Eligible Stockholder (as defined in subsection (v) below) and that expressly elects at the time of providing the written notice required by this Section 2(d) (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2(d). For the purposes of this Section 2(d):

(A)

“Constituent Holder” shall mean any stockholder, fund included within a Qualifying Fund (as defined in subsection (v) below) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in subsection (v) below) or qualifying as an Eligible Stockholder (as defined in subsection (v) below); and

(B)

a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of voting stock as to which the stockholder (or such Constituent Holder) itself possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares, cash or other consideration, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates). For purposes of this Section 2(d), a stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. For purposes of this Section 2(d), a stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares so long as such stockholder retains the power to recall such shares on no greater than five (5) business days’ notice or has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement so long as such delegation is revocable at any time by the stockholder; provided that in the case of loaned shares, such shares are recalled either (i) no later than the final date when a Proxy Access Notice pursuant to this Section 2(d) may be timely delivered to the Secretary of the Corporation or (ii) upon the request of the Corporation following the Corporation’s indication to the Eligible Stockholder that its nominee(s) will be included in the Corporation’s proxy statement subject to the terms herein; provided that, in either such case where the shares are recalled in accordance with the foregoing, such shares remain recalled (and otherwise “owned” as defined herein) through the annual meeting of the stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(ii)

For purposes of this Section 2, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under Regulation 14A under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in Section 2(d)(vii) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(iii)

To be timely, a stockholder’s Proxy Access Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary of the Corporation not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date the Corporation’s proxy statement was released to stockholders for the preceding year’s annual meeting of the stockholders. In no event shall the public disclosure of an adjournment or postponement of a stockholders’ meeting (or such adjournment or postponement) commence a new time period for the giving of a Proxy Access Notice.

(iv)

The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2(d) but either are subsequently withdrawn or that the Board decides to nominate as the Board’s nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of the stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2(d) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number available for proxy access candidates shall be reduced by:

(A)

the number of such director candidates for which the Corporation shall have received one (1) or more valid stockholder notices nominating director candidates pursuant to Article III, Section 12 of these By-Laws;

(B)

the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting of the stockholders as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of voting stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (B) who at the time of such annual meeting of the stockholders will have served as a director continuously, as a nominee of the Board, for at least two (2) terms; and

(C)

the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting of the stockholders for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2(d), other than any such director referred to in this clause (C) who at the time of such annual meeting of the stockholders will have served as a director continuously, as a nominee of the Board, for at least two (2) terms;

provided, further, that in no circumstance shall the Permitted Number exceed the number of directors to be elected at the applicable annual meeting of the stockholders as noticed by the Corporation and in the event the Board resolves to reduce the size of the Board effective on or prior to the date of the annual meeting of the stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one (1) Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2(d) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 2(d) for an annual meeting of the stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v)

An “Eligible Stockholder” is one (1) or more stockholders of record who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2(d), and as of the record date for determining stockholders eligible to vote at the annual meeting of the stockholders, at least three percent (3%) of the aggregate voting power of the voting stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of the stockholders; provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one (1) stockholder for the purpose of determining the aggregate number of stockholders in this Section 2(d);

provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2(d). No shares may be attributed to more than one (1) group constituting an Eligible Stockholder under this Section 2(d)(v) (and, for the avoidance of doubt, no stockholder may be a member of more than one (1) group constituting an Eligible Stockholder). A record holder acting on behalf of one (1) or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 2(d)(v), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if, and only if, the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(vi)

No later than the final date when a Proxy Access Notice pursuant to this Section 2(d) may be timely delivered to the Secretary, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(A)	with respect to each Constituent Holder, the name and address of, and number of shares of voting stock owned by, such person;

(B)

one (1) or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(1)

within ten (10) days after the record date for the annual meeting of the stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(2)	immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of the stockholders;

(C)	the information contemplated by Article III, Section 12 of these By-Laws (with references to a “Proposing Person” therein to include such Eligible Stockholder (including each Constituent Holder));

(D)	a representation that such person:

(1)	acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not have any such intent;

(2)

has not nominated and will not nominate for election to the Board at the annual meeting of the stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2(d);

(3)

has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of the stockholders other than its Stockholder Nominee(s) or a nominee of the Board;

(4)	will not distribute to any stockholder any form of proxy for the annual meeting of the stockholders other than the form distributed by the Corporation; and

(5)

will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2(d);

(E)

in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(F)	an undertaking that such person agrees to:

(1)

assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation;

(2)	promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(3)

file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting of the stockholders at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 2(d) may be delivered to the Corporation, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2(d) to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation at the principal executive offices of the Corporation): (1) no later than ten (10) days following the record date for the applicable annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting of the stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws.

(vii)

The Eligible Stockholder may provide to the Secretary at the principal executive offices of the Corporation, at the time the information required by this Section 2(d) is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of the stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2(d), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, directly or indirectly without factual foundation impugns the character, integrity or personal reputation of or makes charges concerning improper, illegal or immoral conduct or associations with respect to any person or would violate any applicable law or regulation.

(viii)	No later than the final date when a nomination pursuant to this Section 2(d) may be delivered to the Corporation, each Stockholder Nominee must:

(A)	provide the completed and signed questionnaire, representation and agreement required by Article III, Section 12 of these By-Laws;

(B)

provide an executed agreement, in a form deemed satisfactory by the Board or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement with respect to the Corporation) as a nominee and intends to serve as a director of the Corporation for the entire term if elected;

(C)	complete, sign and submit all questionnaires, representations and agreements required by these By-Laws or of the Corporation’s directors generally; and

(D)

provide such additional information as necessary to permit the Board to determine: (1) if any of the matters referred to in Section 2(d)(x) below apply; (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to any publicly disclosed corporate governance guideline or committee charter of the Corporation; or (3) if such Stockholder Nominee is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such defect.

(ix)

Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of the stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at that annual meeting of the stockholders or (B) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty (20) percent of the shares represented in person or by proxy at the annual meeting of the stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 2(d) for the next two (2) annual meetings of the stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of the stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2(d) or any other provision of these By-Laws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of the stockholders, will not be eligible for election at the relevant annual meeting of the stockholders.

(x)

The Corporation shall not be required to include, pursuant to this Section 2(d), a Stockholder Nominee in its proxy materials for any annual meeting of the stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(A)

who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards or policies used or adopted by the Board in determining and disclosing independence of the Corporation’s directors;

(B)

whose service as a member of the Board would violate or cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(C)

who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(D)

if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2(d) or any agreement, representation or undertaking required by this Section 2(d) or Article III, Section 12 of these By-Laws; or

(E)

if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting of the stockholders.

Clauses (A), (B), and (C) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (D), will result in the exclusion from the proxy materials pursuant to this Section 2(d) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (E) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (D) will result in the voting stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2(d) of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of the stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(e)    Except as otherwise provided by law, at any time following the Corporation’s receipt of a proposal, the chairperson of the meeting shall have the power to determine whether any matter proposed to be brought before the annual meeting of the stockholders was proposed in accordance with the notice procedures set forth in this Section 2 and if any proposal is not in compliance with this Section 2, the chairperson of the meeting may exclude such proposal from the annual meeting of the stockholders.

(f)    Notwithstanding the foregoing provisions of this Section 2, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials shall comply with the requirements of Rule l4a-8 of Regulation 14A under the Exchange Act.

(g)    In the event a proposal is presented for action at such annual meeting of the stockholders which, in the opinion of the ranking executive officer of the Corporation attending such meeting, requires the giving of prior notice of such business to stockholders, no action shall be taken on such proposal at such meeting unless and until proof of timely and adequate notice of such proposal shall have been filed with and accepted by the ranking executive officer of the Corporation attending such meeting.

Section 3.    Special Meetings. Special meetings of the stockholders may be called by the Chief Executive Officer, and shall be called by the Chairperson of the Board (the “Chairperson”), the Chief Executive Officer, the President, a Vice President, the Secretary of the Corporation or an Assistant Secretary, at the request in writing of a majority of the Board, or of a majority of the Executive Committee, or of stockholders owning a majority of the outstanding shares having voting power. Such request shall state the purpose or purposes of the proposed meeting. At any special meeting of the stockholders, only such nominations or business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 4.    Organization of Meetings.

(a)    A person designated by the Board, or in the absence of such designation, a person chosen at the meeting, shall serve as the chairperson of the meeting (the “chairperson of the meeting”). The chairperson of the meeting shall preside at each meeting of stockholders. The Secretary of the Corporation, or in his or her absence an Assistant Secretary, or in the absence of the Secretary of the Corporation and all Assistant Secretaries, a person whom the chairperson of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The Board shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board prior to such meeting, the chairperson of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) convening the meeting and recessing or adjourning the meeting (whether or not a quorum is present, for any reason or without reason, and without notice other than announcement at the meeting); (ii) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote; (iii) establishing an agenda or order of business for the meeting; (iv) rules and procedures for maintaining order at the meeting and the safety of those present; (v) limitations or attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairperson of the meeting shall determine; (vi) establishing rules and procedures with respect to the recess and adjournment of the meeting; (vii) restrictions on entry to the meeting after the time fixed for the commencement thereof; (viii) restrictions on photography or the use of any audio or video recording devices (including cellular phones) at the meeting; and (ix) limitations on the time allotted to questions or comments by participants.

(c)    In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairperson of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if the chairperson of the meeting should so determine, the chairperson of the meeting shall so declare to the meeting and any such matter or business determined not to be brought before the meeting shall not be transacted or considered.

Section 5.    Notice. Notice of all stockholders’ meetings stating the time and place, if any, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder entitled to vote at such meeting not less than thirty (30) nor more than sixty (60) days before the meeting of stockholders is to be held, unless the stockholder’s meeting is called by the Chairperson, the Chief Executive Officer, the President, a Vice President, the Secretary or an Assistant Secretary of the Corporation, at the request in writing of a majority of the Board, in which case such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting of stockholders is to be held. If mailed, notice shall be directed to the stockholder at his or her last known post office address as the same appears on the stock records of the Corporation.

Section 6.    Notice of Adjourned Meeting. Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned or postponed from time to time by either the Chairperson or a majority in interest of the stockholders entitled to vote thereat, present in person or represented by proxy. When a meeting is adjourned or postponed to another time or place, notice need not be given of the adjourned or postponed meeting, except as otherwise required by this Section 6, if the time and place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 4 and Article X. At such adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the adjournment or postponement is for more than thirty (30) days, or if after the adjournment or postponement a new record date is fixed for the adjourned meeting, a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.    Proxies. At any meeting of the stockholders, each stockholder entitled to vote may vote either in person or by proxy, but no proxy shall be voted on after three (3) years from its date, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Each proxy either (a) shall be authorized in writing, subscribed by the stockholder or his or her duly authorized attorney, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary of the Corporation at or before the meeting, or (b) shall be authorized by means of an electronic transmission as permitted by law and shall be filed in accordance with the procedure established for the meeting.

Section 8.    Quorum. At any annual or special meeting of stockholders a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall constitute a quorum, except as otherwise provided by law, but if at any meeting of the stockholders there be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

Section 9.    Voting. Except as otherwise expressly required by statute, the Certificate of Incorporation or these By-Laws, each stockholder shall at each meeting of the stockholders be entitled to one vote in person or by proxy for each share of stock of the Corporation entitled to be voted thereat held by him or her and registered in his or her name on the books of the Corporation (a) on such date as may be fixed pursuant to Article VIII of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (b) in the event that no record date shall have been so fixed, on the date of such meeting; provided, however, that, except where a record date shall have been so fixed, no share of stock of the Corporation shall be voted at any election of directors which shall have been transferred on the books of the Corporation within twenty (20) days prior to such election of directors.

The vote for directors and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot. Except as otherwise provided by law or the Certificate of Incorporation or these By-Laws, and except for the election of directors (which shall be governed by Article III, Section 7 of these By-Laws), each question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at any meeting of stockholders shall be announced at the meeting by the Chairperson (or other presiding officer of the Corporation).

Section 10.    List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each. Nothing contained in this Section 10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders.

Section 11.    Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communications. Stockholders and proxy holders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communications.

Section 12.    Judges of Election. Whenever a vote at a meeting of stockholders shall be by ballot, the polls shall be opened and closed, the proxies and ballots shall be received, and all questions pertaining to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by one (1) or more Judges of Election. Such Judge(s) of Election shall be appointed by the Board before or at the meeting, or in default thereof, by the officer presiding at the meeting, and shall be sworn to the faithful performance of their duties. If any Judge of Election previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

Section 13.    Consent Notice. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. Such notice shall include the items required to be included in a stockholder notice delivered pursuant to the Article II, Section 2(c) or Article III, Section 12, as applicable (including, in the case of a proposed action by written consent to elect directors, the written questionnaire and representation and agreement required pursuant to Article III, Section 12). The Board shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings for stockholder meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 1.    Powers. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the property, business and affairs of the Corporation shall be managed by the Board.

Section 2.    Number and Tenure. The Board shall consist of no less than three (3) nor more than fourteen (14) members as the Board may determine from time to time by resolution of the Board. Directors shall hold office until the next annual election and until their successors shall be duly elected and qualified. The Board shall keep full and fair records and accounts of its proceedings and transactions. Directors need not be stockholders.

Section 3.    Regular Meetings. The Board shall meet for the election of officers and for the transaction of any other business as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board may be held at such times and places as the Board may from time to time determine, including by means of remote communication. No notice of any such annual or regular meeting of the Board need be given.

Section 4.    Special Meetings. Special meetings of the Board shall be called by the Secretary of the Corporation or any Assistant Secretary at the request of the Chairperson, the Chief Executive Officer, the President or of any two (2) directors. Notice of the time and place, if any, of any special meeting of the Board shall be mailed, postage prepaid, to each director at least forty-eight (48) hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least twelve (12) hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any director who shall waive notice thereof. Any meeting of the Board shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

Section 5.    Place of Meetings. Meetings of the Board may be held at such places in or out of the State of Delaware, including by means of remote communication, as may be fixed by the Board or designated in the notice of the meeting.

Section 6.    Quorum. A majority of the Board, but not less than two (2) directors, shall constitute a quorum for the transaction of business, but if, at any meeting of the Board, there be less than a quorum present, a majority of the directors present may, without further notice, adjourn the same from time to time until a quorum shall attend. A majority of such quorum shall decide any questions that may come before the meeting.

Section 7.    Required Vote for Directors. Each director to be elected by stockholders shall, except in a contested election, be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present. In a contested election where a quorum is present, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting. An election shall be considered to be a contested election if, as of the date that is twenty-one (21) days prior to the date that the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented, and regardless of whether any notice of stockholder business or nominations have been withdrawn or deemed invalid by a court of competent jurisdiction), there are more nominees for election than positions on the Board to be filled by election at that meeting. For purposes of this Article III, Section 7 a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Votes cast” includes votes “for” that director’s election plus votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. If a nominee for director who is an incumbent director is not reelected in an uncontested meeting, the director must promptly tender his or her resignation to the Chairperson or the Secretary of the Corporation following the certification of the stockholder vote. The Nominating, Governance and Social Responsibility Committee shall consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board shall act on the tendered resignation, taking into account the Nominating, Governance and Social Responsibility Committee’s recommendation, within ninety (90) days following the certification of the stockholder vote. The Nominating, Governance and Social Responsibility Committee in making its recommendation, and the Board in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who failed to be elected as such by the vote of the majority of the votes cast by stockholders at a meeting for the election of directors at which a quorum is present shall not vote with respect to the recommendation of the Nominating, Governance and Social Responsibility Committee or the decision of the Board with respect to whether or not to accept his or her resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation.

Section 8.    Resignations. A director may resign at any time from the Board. A resignation from the Board must be delivered in writing to the Secretary of the Corporation and shall be deemed to take effect only upon its receipt by the Secretary of the Corporation unless otherwise specified therein.

Section 9.    Vacancies. Vacancies in the Board created on account of death, resignation, removal, disqualification or other causes, or resulting from an increase in the authorized number of directors, shall be filled by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal; provided, however, that if the remaining directors shall constitute less than a majority of the whole Board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares of the capital stock of the Corporation at the time outstanding having the right to vote for directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by Section 211 of the DGCL.

Section 10.    Removal. At any meeting of the stockholders called for the purpose any director may, by vote of stockholders entitled to cast a majority of the votes then entitled to vote in the election of directors, be removed from office with or without cause.

Section 11.    Compensation. Directors shall receive such compensation for their services as shall be fixed from time to time by resolution of the Board. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 12.    Nominees for Director. Nominations by stockholders of persons to be elected to the Board shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice, which nomination must comply with Article II, Section 2(d) of these By-Laws) must be delivered to, or mailed and received at, the principal executive offices of the Corporation (a) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the stockholders of the Corporation; provided, however, if no annual meeting of the stockholders was held in the previous year, or if the date of the applicable annual meeting of the stockholders has been changed by more than thirty 30 days before or after the anniversary date of the preceding year’s annual meeting, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice) must be delivered to, or mailed and received at, the principal executive offices of the Corporation by the Secretary of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to such annual meeting of the stockholders date or, if the public disclosure of such annual meeting of the stockholders is less than one hundred (100) days prior to the date of such annual meeting of the stockholders, a stockholder’s notice for a director nomination (other than with respect to a Proxy Access Notice) must be received by the Secretary of the Corporation no later than the seventh (7th) day following the day on which the public disclosure of the date of such meeting was made and (b) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the seventh (7th) day following the date on which notice of the date of the special meeting was mailed to stockholders of the Corporation or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual or special meeting of the stockholders, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice for a director nomination as described above.

(a)    A stockholder’s notice for a director nomination (including with respect to a Proxy Access Notice) to the Secretary of the Corporation shall set forth:

(i)

as to each person whom the Proposing Person proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving a full term as a director of the Corporation if elected);

(ii)	as to each Proposing Person:

(A)	the information required by Article II, Section 2(c) for each Proposing Person;

(B)

a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among each Proposing Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K, and pursuant to applicable law, as if each Proposing Person were the “registrant” for purposes of such rules, and the nominee were a director or executive officer of such registrant;

(C)

any other information relating to each Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if a contested election is not involved) pursuant to Regulation 14A of the Exchange Act;

(D)

a representation as to whether or not each Proposing Person intends, or is part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Corporation required to elect the nominee, (2) otherwise solicit proxies or votes from stockholders in support of such nomination and (3) solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, provide the notice and other information required in Rule 14a-19 promulgated under the Exchange Act; and

(E)	such other information relating to the proposed nomination as the Corporation may reasonably request to determine whether such proposed nomination is a proper matter for stockholder action.

(b)    To be eligible to be a nominee for election or re-election as a director of the Corporation, stockholder’s notice for a director nomination must also include:

(i)

a written questionnaire (in the form provided by the Secretary of the Corporation upon written request of the Proposing Person by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation at least ten (10) days prior to the submission of such stockholder’s notice) with respect to the background and qualification of each such person whom the Proposing Person proposes to nominate for election or re-election as a director and the background of any other person or entity on whose behalf the nomination is being made; and

(ii)

a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request of the Proposing Person by registered mail to the Secretary of the Corporation at the principal executive offices of the Corporation at least ten (10) days prior to the submission of such stockholder’s notice) executed by the person whom the Proposing Person proposes to nominate for election or re-election as a director that such person whom the Proposing Person proposes to nominate (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law or (3) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (B) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, has read and would be in compliance, if elected as a director of the Corporation, and will comply with these By-laws, all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other policies and guidelines applicable to directors of the Corporation.

(c)    Notwithstanding the foregoing provisions of this Section 12, the Corporation may also require any nominee for election or re-election as director of the Corporation to furnish to the Corporation such additional information as may reasonably be required by the Corporation. The Corporation may also require additional information, which may be in the form of an interview with the nominee at the request of the Board, (i) to determine the character, fitness and eligibility of such proposed nominee to serve as a director of the Corporation, including with respect to qualifications established by any committee of the Board, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications of such nominee.

(d)    In the event that a person is validly designated as a nominee to be elected to the Board in accordance with the procedures set forth in this Section 12 and thereafter becomes unable or unwilling to stand for election to the Board, the Proposing Person may designate a substitute nominee, if such substitute nominee is designated within and in accordance with the time limitations set forth in this Section 12 (or, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), upon providing the information specified in clause (a) above with respect to such substitute nominee (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws).

(e)    Except as otherwise provided by law, at any time following the Corporation’s receipt of a nomination for director of the Corporation by a stockholder, the Chairperson shall have the power to determine whether the proposed nomination was made in accordance with the notice procedures set forth in this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), and if any nomination is not in compliance with this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws), the Chairperson may refuse to acknowledge the nomination of any such person at the annual meeting of the stockholders. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act, with respect to the matters set forth in this Section 12.

(f)    In addition to the foregoing provisions of this Section 12, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the timely provision to the Corporation of notices required thereunder and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a) promulgated under the Exchange Act, then (1) such Proposing Person must promptly notify the Corporation of such non-compliance and (2) the Corporation shall disregard any proxies or votes solicited for the Proposing Person’s candidates. Upon request by the Corporation, if any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 promulgated under the Exchange Act.

(g)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(h)    In addition to the foregoing, in order to be considered timely, any information required by this Section 12 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation at the principal executive offices of the Corporation): (i) no later than ten (10) days following the record date for the applicable annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of such record date; and (ii) no later than eight (8) days before the annual meeting of the stockholders or any adjournment or postponement thereof, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual meeting of the stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any stockholder or other person to amend or update any proposal or to submit any new proposal, including by changing or adding nominees or resolutions proposed or be deemed to cure any defects or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these By-Laws.

(i)    Only persons who are nominated in accordance with the procedures set forth in this Section 12 (and, as applicable with respect to a Proxy Access Notice, Article II, Section 2(d) of these By-Laws) shall be eligible for election as directors. Subject to Rule 14a-8 under the Exchange Act and Article II, Section 2(d) of these By-Laws, nothing in these By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other business proposal, statement or communication.

Section 13.    Board Action By Written Consent In Lieu of Meeting. Action required or permitted by applicable law, the Certificate of Incorporation or these By-Laws to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one (1) or more written consents describing the action taken, signed, either manually, in facsimile or electronically, by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 13 is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 14.    Chairperson; Vice Chairperson. The Board may designate from among its members a Chairperson, which person may be an Executive Chairperson (as described in Article V, Section 2 of these By-Laws), and may also designate a Vice Chairperson. The Chairperson shall preside at all meetings of stockholders and of the Board, and shall advise and counsel the officers of the Corporation and shall have and perform such duties as usually devolve upon his or her role and such other duties as are prescribed by these By-Laws and by the Board. The Vice Chairperson shall, in the absence of the Chairperson, preside at all meetings of stockholders and of the Board, and exercise and discharge the responsibilities and duties of the Chairperson. He or she shall have and perform such other duties as may be prescribed or assigned by the Board or the Chairperson.

ARTICLE IV

COMMITTEES

Section 1.    Committees. The Board, by resolution passed by a majority of the Board, may designate one (1) or more committees. Each such committee will consist of one (1) or more directors and will have such lawfully delegable powers and duties as the Board may confer, except (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any provision in these By-Laws or (c) such powers or duties the exercise of which, pursuant to the Certificate of Incorporation or these By-Laws, requires action by a majority of the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.

Section 2.    Appointments of Committee Members. The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board.

Section 3.    Quorum. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee.

Section 4.    Committee Meetings. Regular meetings of any committee may be held at such times and places as such committee may from time to time determine. No notice of any such regular meeting need be given. Special meetings of a committee shall be called by the Secretary or any Assistant Secretary at the request of the Chairperson, the Chief Executive Officer, the chairperson of the committee or of any two (2) members of the committee. Notice of the time and place of any special meeting of a committee shall be mailed, postage prepaid, to each director at least forty-eight (48) hours before the time at which the meeting is to be held, or shall be sent by confirmed facsimile transmission or other form of electronic communication, or be delivered personally or by telephone, at least twelve (12) hours before the time at which such meeting is to be held. Notice of any special meeting need not be given to any committee member who shall waive notice thereof. Any meeting of a committee shall be a legal meeting without notice thereof having been given, if all committee members shall be present thereat. Each committee of the Board may prescribe such other rules and its method of procedure, subject to these By-Laws and any rules prescribed by the Board, and will keep a written record of all actions taken by the committee.

Section 5.    Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by directors to the Corporation or any of its subsidiaries.

ARTICLE V

OFFICERS

Section 1.    General. The officers of the Corporation may consist of an Executive Chairperson, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one (1) or more Executive Vice Presidents, Senior Vice Presidents and/or Vice Presidents (some of whom may have particular authority and responsibilities as designated in their titles by the Board), a Secretary, a Controller, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers as may from time to time be designated by the Board. One (1) person may hold more than one (1) office, and no officer (other than an Executive Chairperson) need be a director. These said officers shall have all the usual powers and shall perform all of the usual duties incident to their respective offices and shall, in addition, perform such other duties as shall be assigned to them from time to time by the Board. In its discretion, the Board may leave unfilled any office, except that there shall always be either a Chief Executive Officer or a President of the Corporation.

Section 2.    Executive Chairperson. If the Board designates the Chairperson as the Executive Chairperson, he or she shall be an officer of the Corporation. The Executive Chairperson: (a) shall provide advice and counsel to the Chief Executive Officer, the President and other members of senior management in areas such as corporate and strategic planning and policy, acquisitions, major capital expenditures and other areas requested by the Board; (b) may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and (c) shall, in general, perform all duties as may be prescribed by these By-Laws or assigned to him or her by the Board from time to time.

Section 3.    Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer shall be responsible for the general management of the business of the Corporation and shall have supervisory authority over the general policies and business of the Corporation, and may sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall exercise such other powers as the Board may from time to time direct. In the event that the positions of Chairperson and Vice Chairperson are unfilled, the Chief Executive Officer shall in addition have the authority and responsibilities of the Chairperson.

Section 4.    President. The President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have all necessary powers to discharge such responsibility including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and such other powers as the Board may from time to time direct. In the event that the office of Chief Executive Officer is unfilled, the President shall in addition have the authority and responsibilities of the Chief Executive Officer as specified in Section 3 of this Article.

Section 5.    Chief Operating Officer. The Chief Operating Officer shall perform such duties as are customary for a chief operating officer to perform, including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President.

Section 6.    Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform, including the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed, and shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President.

Section 7.    Executive and Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall exercise general supervision and have executive control of such departments of the Corporation’s business, or perform such other executive duties as shall from time to time be assigned to him or her by the Board, the Chief Executive Officer or by the President. The Board shall have the power to designate particular areas of authority and responsibility of an Executive Vice President, Senior Vice President or Vice President and to indicate such designation in such officer’s title. In case of the absence or disability of the Chief Executive Officer and the President, each Executive Vice President and Senior Vice President (without regard to whether his or her title specifies particular areas of authority and responsibility) and each Vice President whose title does not designate specific areas of authority and responsibility shall be vested with all the powers of the Chief Executive Officer and the President in respect of the powers to sign and execute any document, deed, paper, mortgage, bond, stock certificate, contract or other instrument or obligation in the name and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board or by these By-Laws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. In the case of each Vice President whose title indicates one (1) or more specific areas of authority and responsibility, such Vice President’s authority and responsibilities shall be limited to the area or areas designated in such Vice President’s title as specified by the Board.

Section 8.    Secretary. The Secretary of the Corporation shall keep the minutes of the meetings of the stockholders and of the Board and of the Executive Committee, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; he or she shall be custodian of the minute books, the certificate books, transfer books and stock ledgers, and of such other books and papers as the Board may direct, and of the corporate seals of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned by the Board. The Secretary of the Corporation may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, certificates of the stock of the Corporation. The Secretary of the Corporation shall be sworn to the faithful discharge of his or her duties.

Section 9.    Controller. The Controller shall report directly to the Chief Financial Officer, and shall have charge of the supervision of the accounting system of the Corporation, including the preparation and filing of all reports required by law to be made to any public authorities and officials. He or she shall perform such other duties as are usually associated with his or her office or as shall be assigned to him or her by the Board, the President or the Chief Financial Officer.

Section 10.    Treasurer. The Treasurer shall report directly to the Chief Financial Officer, and shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; he or she shall render to the Chief Executive Officer, the Chief Financial Officer and to the Board, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned by the Board.

Section 11.    Assistant Officers. Each assistant officer shall perform such duties and have such responsibilities as may be delegated to him or her by the superior officer to whom he or she is made responsible, by designation of the Chief Executive Officer, or as the Board may prescribe. The Board may, from time to time, authorize any executive officer to appoint and remove assistant officers and prescribe the powers and duties thereof.

Section 12.    Officers Holding Two or More Offices. Any person may hold two (2) or more offices except that the person holding the office of Secretary may not also hold the office of Chairperson, Vice Chairperson, Chief Executive Officer or President and no officer shall execute, acknowledge or verify any instrument in more than one (1) capacity, if such instrument be required by law, by the Certificate of Incorporation, or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.

Section 13.    Voting of Other Stock. Unless specifically directed otherwise by resolution of the Board, each of the Chief Executive Officer and the President shall have full power and authority on behalf of the Corporation to vote the stock of any other corporation owned or held by the Corporation at any meeting of the stockholders of such other corporation, or to execute the written consent of this Corporation to any action that may be taken by the stockholders of such other corporation without a meeting.

Section 14.    Compensation. The Board shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 15.    Removal. Any officer of the Corporation may be removed, with or without cause, by the Board at a meeting called for that purpose, or (except in case of an officer elected by the Board) by an officer upon whom such power of removal may have been conferred.

Section 16.    Indemnification. The Corporation shall indemnify any person (including the heirs, executors or administrators of such a person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with and to the fullest extent permitted by the DGCL as same may be amended from time to time, including the advancement of expenses incurred by the indemnified person in defending any such threatened, pending or completed action, suit or proceeding. To the extent the present or former spouse(s) of any party indemnified hereunder is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding solely by virtue of his or her marital relationship to such indemnified party, such spouse shall be indemnified hereunder to the fullest extent permitted by the DGCL as same may be amended from time to time. Except as the Board in its discretion (but subject to applicable law) may otherwise determine, such indemnification shall be afforded only if such person within five (5) business days after his or her becoming aware of the institution of such action, suit or proceeding, shall have notified in writing by registered or certified mail, the Chief Executive Officer, President or Secretary of the Corporation of the institution of such action, suit or proceeding, and shall have furnished such Chief Executive Officer, President or Secretary of the Corporation with true copies of all papers served upon or otherwise received by such person relating to such action, suit or proceeding, and shall make available to officers or counsel of the Corporation all information necessary to keep the Corporation currently advised as to the status of such action, suit, or proceeding, and permit the Corporation, at its option and expense, at any time during the course of such action, suit or proceeding, through counsel of the Corporation’s choosing, to participate in or direct the defense thereof in good faith, and in case of any proposed settlement of any action, suit or proceeding the defense of which is not directed by the Corporation, to submit the proposed terms and conditions thereof to the Board for their approval, failing which no indemnification hereunder shall be afforded for any such settlement. Such indemnification as hereinabove provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise.

Section 17.    Resignations. An officer may resign at any time. A resignation must be delivered in writing to the Secretary of the Corporation and shall be deemed to take effect only upon its receipt by the Secretary of the Corporation unless otherwise specified therein.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board.

ARTICLE VII

SEAL

The Board shall provide a suitable seal, having inscribed thereon the name of the Corporation; the year of its incorporation and such other appropriate legend as may from time to time be determined by the Board. If deemed advisable by the Board, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

ARTICLE VIII

STOCK

Section 1.    Certificates. Certificates of stock shall be issued in such form as may be approved by the Board and shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation; provided, however, that where any such certificate is signed by a Transfer Agent and by a Registrar, the signature of any such Chief Executive Officer, President, Chief Financial Officer, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles engraved or printed thereon. The shares of the Corporation’s capital stock may be certificated or uncertificated in accordance with the laws of the State of Delaware.

Section 2.    Transfer Agents and Registrars. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, registration, and transfer of certificates of stock, and may appoint Transfer Agents and Registrars thereof.

Section 3.    Closing of Books. The Board shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 4.    Lost, Mutilated, or Destroyed Certificates. In case any certificate of stock is lost, mutilated or destroyed, the Board may authorize the issue of a new certificate in place thereof upon such terms and conditions, as it may deem advisable.

ARTICLE IX

SIGNATURES

Section 1.    Checks. All checks, drafts, notes or other obligations of the Corporation shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer and/or a Vice President, and/or the Treasurer, Assistant Treasurer, Controller or by any person or persons thereunto authorized by the Board or the Executive Committee.

Section 2.    Endorsements. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the Chief Executive Officer, the President or a Vice President, and the Secretary or an Assistant Secretary, or by any person or persons thereunto authorized by the Board or the Executive Committee.

Section 3.    Proxies. Except as otherwise authorized or directed from time to time by the Board or the Executive Committee, the Chief Executive Officer of the Corporation, or in his or her absence or disability, the President or an Executive or Senior Vice President of the Corporation, may authorize from time to time the signature and issuance of proxies to vote upon, and/or of consents or waivers in respect of, shares of stock of other corporations standing in the name of the Corporation. All such proxies, consents or waivers shall be signed in the name of the Corporation by the Chief Executive Officer, the President or an Executive or Senior Vice President and the Secretary or an Assistant Secretary.

ARTICLE X

NOTICE OF MEETINGS

Written notice shall be given by the Corporation to any stockholder by any manner permitted by law, including, without limitation, either (a) personally or (b) by mail or other means of written communication (including electronic transmission by the Corporation), charges prepaid, addressed to such stockholder at such stockholder’s physical or electronic address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of this Article X, executed by the Secretary, any Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

ARTICLE XI

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of not less than a majority of the stock issued and outstanding and entitled to vote thereon at any annual or special meeting of the stockholders, if notice of the proposed alteration or amendment be contained in the notice of meeting, or by the affirmative vote of a majority of the Board.